CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND IS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.
                                                                  EXHIBIT 10.8








                          LICENSE AND SUPPLY AGREEMENT


                       INTRABIOTICS PHARMACEUTICALS, INC.
                                       AND
                             BIOSEARCH ITALIA S.P.A.


                                   MAY 8, 1998

                          LICENSE AND SUPPLY AGREEMENT



         THIS LICENSE AND SUPPLY AGREEMENT (the "Agreement") is made effective as of the 8th day of May, 1998 (the "Effective Date") by and between INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 1245 Terra Bella Avenue, Mountain View, California, USA 94043 ("IntraBiotics") and BIOSEARCH ITALIA, S.P.A. an Italian corporation with its principal place of business at via Lepetit, 34, 21040 Gerenzano, Italy ("BioSearch"). IntraBiotics and BioSearch are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         A. IntraBiotics is a biotechnology company interested in the development of products useful for the treatment of infectious diseases or conditions, and BioSearch is a pharmaceutical company interested in the identification and development of naturally produced compounds useful for the treatment of infectious disease, and the commercialization of products based upon such compounds in Europe.

         B. BioSearch discovered and is developing a proprietary compound, Ramoplanin, that is believed to be useful for the treatment and prevention of infectious diseases or conditions.

         C. BioSearch is currently conducting clinical trials in Europe of [ * ] formulation of Ramoplanin for the treatment or prevention of [*], and is also developing a [*] formulation of Ramoplanin for the treatment of [*].

         D. IntraBiotics desires to develop and commercialize formulations of Ramoplanin other than [*] formulations for the treatment or prevention of infectious diseases and conditions in the United States and Canada (including the territories and possessions of each such country).

                                    ARTICLE 1

                                   DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

         1.1 "AFFILIATE" means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with BioSearch or IntraBiotics.

         1.2 "BIOSEARCH KNOW-HOW" means Information which (i) BioSearch discloses to IntraBiotics under this Agreement and (ii) is within the Control of BioSearch. Notwithstanding anything herein to the contrary, BioSearch Know-how shall exclude BioSearch Patents.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       1.

         1.3 "BIOSEARCH PATENT" means a Patent which covers the discovery, evaluation, manufacture, use, sale, offer for sale and/or importation of Licensed Products within the Field, which Patent is owned or Controlled by BioSearch, including without limitation BioSearch's interest in any Joint Patents.

         1.4 "BULK LICENSED COMPOUND" means the bulk form of the Licensed Compound used to manufacture Licensed Products under this Agreement.

         1.5 "COMMERCIALIZATION" shall mean all activities undertaken by IntraBiotics relating to the manufacture and sale of Licensed Product in the Territory, including advertising, education, marketing, distribution and post-approval product support clinical studies conducted after Regulatory Approval of a Licensed Product for a particular indication.

         1.6 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         1.7 "COST OF GOODS SOLD" means the aggregate of the cost to BioSearch of [*] expenses reasonably incurred in connection with the above.

         1.8 "DEVELOPMENT" means all activities relating to obtaining Regulatory Approval of a Licensed Product, Licensed Product delivery systems and new indications thereof and all activities relating to developing the ability to manufacture the same.

         1.9 "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required before commercial sale or use of a Licensed Product as a drug in a regulatory jurisdiction.

         1.10 "EXCLUDED FORMULATIONS" means the formulations of the Licensed Compound suitable solely for (i) [*] delivery of the Licensed Compound, (ii) [*].

         1.11 "FIELD" means the treatment or prevention of any human disease.

         1.12 "IND" (OR "INVESTIGATIONAL NEW DRUG APPLICATION") means an application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder to the United States Food and Drug Administration (the "FDA"), or the equivalent application to the equivalent agency in jurisdictions outside the United States, the filing of which is necessary to commence clinical testing of Licensed Products in humans.

         1.13 "INFORMATION" means (i) techniques and data within the Field, including inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data or descriptions and (ii) compounds, compositions of matter, assays and biological materials within the Field.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       2.

         1.14 "INTRABIOTICS KNOW-HOW" means Information which (i) IntraBiotics discloses to BioSearch under this Agreement and (ii) is within the Control of IntraBiotics. Notwithstanding anything herein to the contrary, IntraBiotics Know-how shall exclude IntraBiotics Patents.

         1.15 "INTRABIOTICS PATENT" means a Patent which covers the manufacture, use, sale, offer for sale and/or import of Licensed Products within the Field, which Patent is owned or Controlled by IntraBiotics, including IntraBiotics' interest in any Joint Patents.

         1.16 "JOINT PATENT" shall have the meaning set forth in Section 10.3.

         1.17 "KNOW-HOW" means BioSearch Know-how and/or IntraBiotics Know-how.

         1.18 "LICENSED COMPOUND" means the compound known as Ramoplanin, which was the subject of the Original IND.

         1.19 "LICENSED PRODUCT" means any product including or incorporating any formulation of the Licensed Compound other than an Excluded Formulation.

         1.20 "NET SALES" means the amount invoiced for sales of a Licensed Product in final dosage form by IntraBiotics, its Affiliates or its sublicensees to a Third Party end user, less (i) discounts, including cash discounts, or rebates (including government-mandated rebates), retroactive price reductions or allowances actually allowed or granted from the billed amount, (ii) credits or allowances actually granted upon claims, rejections or returns of such Licensed Products, including recalls, (iii) freight, postage, shipping and insurance charges paid for delivery of Licensed Product, to the extent billed, and (iv) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds.

         In the event a Party is receiving royalties under this Agreement from any Licensed Product sold in the form of a combination product containing one or more active ingredients in addition to the Licensed Compound, Net Sales for such combination product will be calculated by multiplying actual [*], as determined by market prices of such portions if separately priced and sold, or if not so priced and sold, as determined by mutual agreement of the parties. As used herein, the term "active ingredient" does not include ingredients the primary effect of which is the enhancement of drug delivery, even if such ingredients have pharmacological activity.

         1.21 "ORIGINAL IND" means IND number [*], which [*] filed for [*] formulation of Ramoplanin with [*] and which was subsequently withdrawn on [*].

         1.22 "OTHER LICENSEE" means any Third Party to which BioSearch has granted a license under the BioSearch Patents and BioSearch Know-how for the development or commercialization of Licensed Products or other products containing the Licensed Compound.

         1.23 "PATENT" means (i) valid and enforceable patents, re-examinations, reissues, renewals, extensions, term restorations and foreign counterparts thereof, and (ii) pending (at any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

time during the term of this Agreement) applications for United States patents and foreign counterparts thereof.

         1.24 "PHASE II CLINICAL TRIALS" means those trials on sufficient numbers of patients that are designed to establish safety and assess the biological activity of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the to be prescribed dosage range.

         1.25 "PHASE III CLINICAL TRIALS" means those trials on sufficient numbers of patients that are designed to establish that a drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the to be prescribed dosage range, and supporting Regulatory Approval of such drug.

         1.26 "PHASE III MILESTONE REPORT" means the report containing an analysis of the Phase III Clinical Trial of a Licensed Product in the Territory and an analysis of reported adverse experiences from such trial.

         1.27 "REGULATORY APPROVAL" means any approvals (including pricing and reimbursement approvals, if appropriate), product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export or sale of Licensed Products in a regulatory jurisdiction.

         1.28 "SUPPLY PRICE" shall have the meaning set forth in Section 8.2.

         1.29 "TERRITORY" means the United States and Canada and the territories and possessions of each of the foregoing countries.

         1.30 "THIRD PARTY" means any entity other than BioSearch or IntraBiotics or their Affiliates.

         1.31 "TRANSFER PRICE" shall have the meaning set forth in Section 7.9.

         1.32 "VALID CLAIM" means a claim of (a) an issued patent, which claim has not lapsed, been cancelled, or become abandoned and which claim has not been declared invalid or unenforceable by a court of competent jurisdiction in a decision from which no appeal has or can be taken, or (b) a patent application, so long as such application is being prosecuted and the claim in question has not been abandoned by the owner of the application (with the period of presumed validity of a pending application not to exceed [*] years in countries).

                                    ARTICLE 2

                                   DEVELOPMENT

         2.1 GENERAL. IntraBiotics shall be responsible for the Development of Licensed Products in the Field and in the Territory, with support from BioSearch as provided in this

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       4.

Agreement. Development of products including the Licensed Compound (including without limitation Licensed Products) outside of the Territory, development of products other than Licensed Products including the Licensed Compound in the Field and in the Territory, and development of products including the Licensed Compound (including without limitation Licensed Products) outside the Field and in the Territory shall be conducted by BioSearch and/or the Other Licensees, if any, outside the scope of this Agreement. However, in order to avoid the duplication of cost and effort, and to optimize the results of worldwide Development of Licensed Products, the Parties agree to exchange information regarding their respective activities related to the Development of Licensed Products as provided in this Agreement. In particular, the Parties intend to exchange information regarding the clinical and non-clinical testing of products including the Licensed Compound (including without limitation Licensed Products) for indications in the Field.

         2.2      DEVELOPMENT OF LICENSED PRODUCTS BY INTRABIOTICS.

                  (a) INTRABIOTICS COMMITMENT. IntraBiotics shall have the right to utilize all relevant non-clinical and clinical data received from BioSearch prior to the Effective Date and during the term of this Agreement pursuant to Sections 2.3 and 2.4 for purposes of obtaining Regulatory Approval of Licensed Products in the Field and in the Territory. IntraBiotics hereby agrees to conduct, at its sole expense, all additional non-clinical and clinical Development necessary to obtain Regulatory Approvals for Licensed Products in the Field and in the Territory. IntraBiotics shall not have any obligation to Develop Licensed Products for any particular indication but may, at its option, develop Licensed Products for any indication in the Field.

                  (b) DILIGENCE. IntraBiotics shall work diligently, consistent with accepted business practices and legal requirements, to develop Licensed Products in the Field and in the Territory.

                  (c) DELIVERY OF INFORMATION. IntraBiotics will provide to BioSearch its Information regarding the Development of Licensed Products in the Field, as set forth in Section 2.4, for use in development and commercialization of products by BioSearch and, subject to Section 2.6, any Other Licensees outside of the Territory. BioSearch and, subject to Section 2.6, any Other Licensees shall be permitted to use and reference all such Information regarding Development of Licensed Products in (i) any Drug Approval Application filed outside the Territory and (ii) any Drug Approval Application filed within the Territory with respect to either Licensed Products outside the Field, or products other than Licensed Products that contain the Licensed Compound within the Field. Notwithstanding the foregoing, BioSearch agrees that it shall treat all Information provided by IntraBiotics pursuant to this Section 2.2(c) as Confidential Information subject to the terms of Article 9.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       5.

                  (d)      REGULATORY MATTERS.

                           (i) COMPLIANCE WITH REGULATIONS. IntraBiotics shall
conduct its efforts hereunder in compliance with all applicable regulatory requirements.

                           (ii) DRUG APPROVAL APPLICATIONS. IntraBiotics
shall be responsible for preparing and filing Drug Approval Applications and seeking Regulatory Approvals for Licensed Products in the Field and in the Territory, including preparing all reports necessary for filing a Drug Approval Application for Licensed Products in the Territory. IntraBiotics shall be responsible for prosecuting all such Drug Approval Applications, and BioSearch and, subject to Section 2.6, any Other Licensees shall have the right of cross reference with respect thereto. In connection with all Drug Approval Applications being prosecuted by IntraBiotics hereunder, IntraBiotics agrees to provide BioSearch with a copy of all filings to regulatory agencies that it makes hereunder. IntraBiotics shall provide to BioSearch reports regarding the status of each pending and proposed Drug Approval Application in the Territory within thirty (30) days after each June 30th and December 31st during the term of this Agreement. In the event that any regulatory agency threatens or initiates any action to remove a Licensed Product from the market in the Territory, IntraBiotics shall promptly notify BioSearch of such communication.

         2.3      DEVELOPMENT OBLIGATIONS OF BIOSEARCH.

                  (a)      ACCESS TO BIOSEARCH AND OTHER LICENSEE INFORMATION.

                           (i) BioSearch has, prior to the Effective Date,
provided IntraBiotics a copy of the Original IND. BioSearch will comply with all steps necessary to allow IntraBiotics to use the information contained in the Original IND to file another IND for Licensed Products, including, if necessary, [*] to the Original IND to IntraBiotics, provided that in the event [*] any necessary rights of reference or access to the Original IND in connection with BioSearch's development of the Excluded Formulations within the Territory.

                           (ii) BioSearch will, as soon as possible after the
Effective Date, provide IntraBiotics copies of all regulatory filings and the results of all clinical and non-clinical testing of Licensed Products under the control of or performed by BioSearch or any Other Licensees prior to the Effective Date, to the extent that BioSearch is not restricted from providing any such information that is owned or Controlled by such Other Licensees and to the extent that such filings or information has not already been provided to IntraBiotics.

                           (iii) During the term of this Agreement, BioSearch
will provide to IntraBiotics all Information in its possession regarding Licensed Products in the Field (including Information it receives from any Other Licensees without restrictions on disclosure of such Information), as such Information becomes available, for use in IntraBiotics' Development efforts. IntraBiotics shall be permitted to use and reference all BioSearch and any Other Licensee reports provided to IntraBiotics pursuant to this Agreement in any Drug Approval Application for Licensed Products in the Territory. Notwithstanding the foregoing, IntraBiotics

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       6.

agrees that it shall treat all Information provided by BioSearch or any Other Licensee pursuant to this Section 2.3 as Confidential Information, subject to the terms of Article 9.

                  (b) TECHNICAL ASSISTANCE. BioSearch shall provide reasonable technical assistance to IntraBiotics for Development of Licensed Products.

                  (c) SUPPLY OF CLINICAL MATERIALS. BioSearch shall use [*] efforts to supply, or cause to be supplied amounts of Bulk Licensed Compound sufficient for IntraBiotics to obtain Regulatory Approval of Licensed Products in the Field and in the Territory as set forth in Article 7.

                  (d) SCALE UP OF MANUFACTURING PROCESS. BioSearch shall use diligent efforts to scale up its manufacturing process for Bulk Licensed Compound, at BioSearch's sole expense.

         2.4 REPORTS; PROJECT LEADERS. Each Party shall provide to the other Party reports summarizing such Party's development (including scale-up of the manufacturing process for Bulk Licensed Compound performed pursuant to Sections
2.3 and 7.3) and commercialization of products containing the Licensed Compound. Such reports will be provided by each Party within [*] after the end of each calendar quarter and shall summarize such Party's efforts during the previous quarter. Additionally, each Party shall, within [*] after the Effective Date, appoint a project leader to facilitate transfer of information regarding the Licensed Compound and Licensed Products to the other Party. The project leaders shall meet on a quarterly basis, and each Party may send one or more additional representatives to each such meeting. Each Party shall bear all costs incurred by its project leader and other representative(s) with respect to their attendance of such meetings. The site of the project leader meetings shall alternate between IntraBiotics' facility in Mountain View, California and BioSearch's facility in Gerenzano, Italy.

         2.5 ADVERSE EVENT REPORTING. Each Party agrees to report to the other, immediately upon receipt of the information by such Party, any serious adverse event which is reported to occur in connection with the use of a Licensed Product or the Licensed Compound. Each Party agrees to provide to the other copies of all reports that are made to regulatory authorities concerning material safety, efficacy or quality matters with respect to any Licensed Product or the Licensed Compound. Prior to the first Regulatory Approval for a product containing a Licensed Compound anywhere in the world, the Parties shall agree on a formal adverse event reporting protocol to conform with the respective regulatory obligations of IntraBiotics, BioSearch, and any Other Licensees throughout the world.

         2.6      OTHER LICENSEES.

                  (a) BioSearch agrees to [*] from any Other Licensees permission for BioSearch to provide to IntraBiotics any information that, if such information were owned or Controlled by BioSearch, would be Information that BioSearch must provide to IntraBiotics pursuant to Section 2.3, and shall endeavor to [*] as provided in Section 5.7(c). BioSearch will require the Other Licensees to provide to IntraBiotics, either directly or through BioSearch, all information owned or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       7.

Controlled by such Other Licensee that, if such information were owned or Controlled by BioSearch, would be Information that BioSearch must provided to IntraBiotics pursuant to Section 2.5. BioSearch may provide any Information it receives from IntraBiotics pursuant to Section 2.5 to the Other Licensees, if any, and may grant to Other Licensees a sublicense under the license granted to BioSearch in Section 5.4 with respect to Information BioSearch receives from IntraBiotics pursuant to Section 2.5.

                  (b) BioSearch shall not provide any Information it receives from IntraBiotics pursuant to this Article 2 (other than Information relating to adverse events provided by IntraBiotics pursuant to Section 2.5) to any Other Licensee unless and until (i) such Other Licensee permits BioSearch to provide to IntraBiotics any and all information owned or Controlled by such Other Licensee that, if such information were owned or Controlled by BioSearch, would be Information that BioSearch must provide to IntraBiotics pursuant to Section 2.3, and (ii) such Other Licensee has paid to IntraBiotics an amount equal to [*]. BioSearch may not grant to any Other Licensee a sublicense under the license granted to BioSearch in Section 5.4 with respect to Information disclosed to it by IntraBiotics pursuant to this Article 2 (other than Information relating to adverse events provided by IntraBiotics pursuant to
Section 2.5) to any Other Licensee that does not allow BioSearch to provide to IntraBiotics information of such Other Licensee as provided in this Section 2.6, and any such Other Licensee shall not have a right of reference as provided in 2.2.

                                    ARTICLE 3

                                   EXCLUSIVITY

         3.1 DEVELOPMENT OF LICENSED COMPOUNDS BY BIOSEARCH. The Parties recognize that the Licensed Compound may be useful both within and outside of the Field. In this regard, the Parties agree as follows:

                  (a) BioSearch, its Affiliates and other sublicensees shall not develop or commercialize the Licensed Compound in any formulation other than an Excluded Formulation in the Territory for use in the Field during the term of this Agreement.

                  (b) BioSearch, its Affiliates and other sublicensees may develop and commercialize the Licensed Compound in any formulation for any use outside of the Territory, and in any Excluded Formulation for any use in the Field and in the Territory during the term of this Agreement.

                                    ARTICLE 4

                        LICENSING FEE; MILESTONE PAYMENTS

         4.1 LICENSING FEE. As partial payment for the patent licenses granted by BioSearch pursuant to Article 5 of this Agreement, IntraBiotics shall (i) pay to BioSearch, within three (3) days after the Effective Date, one million dollars ($1,000,000) and (ii) issue to BioSearch, within ten (10) days after the Effective Date,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       8.

250,000 shares of IntraBiotics Series F Preferred Stock pursuant to a stock purchase agreement substantially in the form provided by IntraBiotics to BioSearch prior to the Effective Date.

         4.2 MILESTONE PAYMENTS. IntraBiotics or its sublicensee shall make the following milestone payments to BioSearch within sixty (60) business days after the first achievement of each of the following milestones with respect to Licensed Products in the Field and in the Territory. Any grant by IntraBiotics of a sublicense to a Third Party as permitted in Section 5.5 shall not affect BioSearch's right to receive milestone payments as provided in this Section 4.2. IntraBiotics shall remain responsible for the payments due to BioSearch pursuant to this Section 4.2 in the event it grants any such sublicense. The following amounts are nonrefundable and noncreditable.

                                      MILESTONE                                                  PAYMENT
          ------------------------------------------------------------------          ------------------------------

(i)       Commencement of the Phase II Clinical Trials in the United States                       $[ *]
(ii)      Commencement of the Phase III Clinical Trials in the United                             $[ *]
          States
(iii)     Filing of the first NDA for a Licensed Product in the United                            $[ *]
          States
(iv)      The first Regulatory Approval in the United States of a Licensed                        $[ *]
          Product in [*] formulation
(v)       The first Regulatory Approval in the United States of a Licensed                        $[ *]
          Product in a formulation [*]
(vii)     The first Regulatory Approval of a Licensed Product in Canada                           $[ *]

          * If IntraBiotics provides to BioSearch the [*] conducted in the United States prior to [*], the amount due to BioSearch for milestone (iv) shall be reduced to [*]. IntraBiotics shall not be responsible for any milestone payment set forth above if IntraBiotics gives notice of termination of this Agreement under Sections 11.2 or 11.3 prior to the date the milestone is due.

                                    ARTICLE 5

                                    LICENSES

         5.1 PATENT LICENSES TO INTRABIOTICS. BioSearch hereby grants to IntraBiotics an exclusive (even as to BioSearch) license under the BioSearch Patents to make, have made, use, import, offer, sell, offer for sale and have sold Licensed Products in the Field and in the Territory. Such license shall not include the right to make or have made Bulk Licensed Compound unless IntraBiotics elects to manufacture Bulk Licensed Compound as provided in

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       9.

Section 7.2. Such license shall be subject to the terms and conditions of this Agreement, including payment of the amounts set forth in Articles 4, 7 and 8 hereof.

         5.2 PATENT LICENSES TO BIOSEARCH. IntraBiotics hereby grants to BioSearch an exclusive (even as to IntraBiotics), paid-up license under IntraBiotics Patents to make, have made, use, import, offer, sell, offer for sale and have sold (i) inside the Territory, products containing the Licensed Compound (including without limitation Licensed Products) for any and all uses outside of the Field, (ii) inside the Territory, products containing the Licensed Compound in any Excluded Formulation for any and all uses within the Field, and (iii) outside of the Territory, products containing the Licensed Compound (including without limitation Licensed Products) for any and all uses.

         5.3 KNOW-HOW LICENSE TO INTRABIOTICS. Subject to Article 9, BioSearch grants to IntraBiotics a paid-up, nonexclusive license to use BioSearch Know-how within the Territory for any purpose consistent with the rights and obligations contained in this Agreement.

         5.4 KNOW-HOW LICENSE TO BIOSEARCH. Subject to Article 9, IntraBiotics grants to BioSearch a paid-up, nonexclusive worldwide license to use IntraBiotics Know-how for any purpose consistent with the rights and obligations contained in this Agreement.

         5.5 SUBLICENSING. IntraBiotics may grant sublicenses under this Article 5 without the consent of BioSearch to its Affiliates or to Third Parties as necessary to conduct Development and Commercialization of Licensed Products within the Field and within the Territory. IntraBiotics will provide to BioSearch reasonable notice in the event IntraBiotics intends to grant a sublicense pursuant to this Section 5.5. BioSearch may grant sublicenses under this Article 5 without the consent of IntraBiotics to its Affiliates within the scope of licenses granted under IntraBiotics Patents or IntraBiotics Know-how, respectively. Subject to Section 5.7, BioSearch may grant sublicenses to Other Licensees within the scope of license granted under Section 5.4 solely to the extent necessary to allow Other Licensees to use IntraBiotics' Information as permitted under Article 2.

         5.6 RIGHT OF NEGOTIATION FOR [*] FORMULATIONS OF THE LICENSED COMPOUND. If BioSearch wishes to offer to any Third Party the opportunity to participate in the research, development and commercialization of products including any [*] formulation of the Licensed Compound for any indication in the Field and in the Territory, BioSearch shall, prior to the time it first makes any such offer to a Third Party, notify IntraBiotics of its intention to enter into such discussions. If IntraBiotics requests within the [*] period following its receipt of such notice to discuss with BioSearch the terms upon which IntraBiotics may research, develop and commercialize in the Territory the Licensed Compound in a [*] formulation, (either solely or jointly with BioSearch), then the Parties shall meet and negotiate in good faith the potential terms of an agreement on such terms. If the Parties do not enter into such an agreement within [*] after IntraBiotics so requests to negotiate such opportunity with BioSearch, then BioSearch shall thereafter be free to offer such opportunity to a Third Party with respect to such [*] formulation of the Licensed Compound; provided, however, that BioSearch must provide to IntraBiotics any information that BioSearch provides to any Third Party that materially differs

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      10.

from the information that BioSearch provided to IntraBiotics with respect thereto, in which case IntraBiotics may again exercise its right of negotiation under this Section 5.6. However, BioSearch shall not be obligated to negotiate or enter into any agreement, either with a Third Party or with IntraBiotics, with respect to the research, development and commercialization of any such products.

         5.7      THIRD PARTY TECHNOLOGY.

                  (a) The licenses granted under Article 5, to the extent they include sublicenses of Third Party technology, shall be subject to the terms and conditions of the license agreement pursuant to which such sublicense is granted. BioSearch represents to IntraBiotics that no Third Party technology is included in the BioSearch Patents or in the BioSearch Know-how as of the Effective Date.

                  (b) Any royalties payable to Third Parties in connection with the sale of Licensed Products in the Territory shall be allocated as provided in
Section 8.2.

                  (c) BioSearch will endeavor to assist IntraBiotics in obtaining access to, and licenses under, technology relating to Licensed Products that is owned or Controlled by any Other Licensee which is developing or commercializing products containing the Licensed Compound (including without limitation Licensed Products) outside of the Territory, or products containing the Licensed Compound (including without limitation Licensed Products) within the Territory, in each case solely to the extent such technology is necessary or useful for the Development or Commercialization of Licensed Products in the Field.

                                    ARTICLE 6

                                COMMERCIALIZATION

         6.1 GENERAL. The Commercialization of Licensed Products in the Field and in the Territory shall be conducted independently by IntraBiotics and its Affiliates.

         6.2 INTRABIOTICS EFFORTS. IntraBiotics will use [*] to promote, sell and distribute the Licensed Products in the Territory after it obtains Regulatory Approval therefor, consistent with accepted business practices.

         6.3 FORMULATION, PACKAGING AND LABELING. IntraBiotics will be responsible for formulating Bulk Licensed Compound into final dosage form and packaging the Licensed Product for sale under this Agreement, including, without limitation, designing and producing all packaging materials and product inserts, all in forms consistent with the requirements of the regulatory authorities in the Territory.

         6.4 EXPENSES. All expenses incurred by IntraBiotics in connection with its obligations under this Article 6 will be borne solely by IntraBiotics. IntraBiotics will be responsible for appointing its own employees, agents and representatives, who will be compensated by IntraBiotics.

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                                      11.
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         6.5 RESTRICTIONS ON DISTRIBUTORS AND DEALERS. BioSearch shall not, and shall also insure that any of its distributors or dealers (including its Affiliates and non-Affiliates) to whom BioSearch sells products containing the Licensed Compound (including without limitation Licensed Products) for resale shall not, sell the Licensed Product for use in the Field to any customer located in the Territory.

         6.6 PRICING. IntraBiotics shall determine, in its sole discretion, the pricing, discounting policy and other commercial terms relating to Licensed Products in the Field and in the Territory.

                                    ARTICLE 7

             MANUFACTURE AND SUPPLY; TRANSFER PRICE AND SUPPLY PRICE

         7.1 MANUFACTURE AND SUPPLY OF BULK LICENSED COMPOUND BY BIOSEARCH. Subject to the terms and conditions of this Article 7, BioSearch will manufacture, or arrange for manufacture of, IntraBiotics' requirements of Bulk Licensed Compounds for Development and Commercialization of Licensed Products in the Field and in the Territory (unless IntraBiotics elects also to manufacture Bulk Licensed Compound as permitted under this Article 7), subject to the payment of a Transfer Price for preclinical and clinical supply pursuant to Section 7.9 and a Supply Price for commercial supply as provided in Section 8.2. IntraBiotics, at its sole expense, will be responsible for having the Bulk Licensed Compound that is manufactured by BioSearch pursuant to this Article 7 processed into the final form of Licensed Product for commercial sale in the Field.

         7.2 MANUFACTURE BY INTRABIOTICS. Although the Parties intend that BioSearch shall supply IntraBiotics' requirements of Bulk Licensed Compound, BioSearch recognizes that IntraBiotics may desire to establish a second manufacturing capability for Bulk Licensed Compound, at IntraBiotics' own cost, as protection against possible disruptions to supply. IntraBiotics may elect to perform all of the manufacture of its forecasted requirements of Bulk Licensed Compound either if BioSearch is unable or unwilling to meet its supply obligations as outlined in this Article 7, if BioSearch ceases development and scale-up of manufacturing of the Bulk Licensed Compound, or as set forth in Section 8.2(c). BioSearch shall provide prompt notice to IntraBiotics either if BioSearch anticipates that it will be unable to meet IntraBiotics' forecasted or actual requirements for Bulk Licensed Compound, or if BioSearch intends to cease development and scale-up of manufacturing of the Bulk Licensed Compound. If IntraBiotics manufactures Bulk Licensed Compound pursuant to this Section 7.2, then IntraBiotics shall pay to BioSearch a royalty equal to the average Royalty (as defined in Section 8.2) paid to BioSearch on Net Sales during the twelve (12) months preceding the commencement of IntraBiotics' manufacture of the Bulk Licensed Compound [*] pursuant to Section 8.2. If IntraBiotics elects to manufacture Bulk Licensed Compound, then BioSearch shall be relieved of its obligation to supply Bulk Licensed Compound, although the Parties may then separately agree that BioSearch may continue to supply a portion of IntraBiotics' requirements of Bulk Licensed Compound. Upon IntraBiotics' request, BioSearch shall, and shall cause its manufacturing contractors to, transfer to IntraBiotics or its designee, and fully enable IntraBiotics or its designee with the then most current version of

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                                      12.
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all biological materials, know-how, and expertise necessary to manufacture the Bulk Licensed Compound, including all production and quality control specifications. BioSearch shall periodically update such materials. IntraBiotics may use such materials to manufacture Bulk Licensed Compounds only as provided in this Agreement. (In regard to the foregoing, the Parties agree to cooperate to obtain all necessary assurances and cooperation from any of BioSearch's Third Party contract manufacturers.) If IntraBiotics elects to manufacture Bulk Licensed Compounds, BioSearch shall promptly provide to IntraBiotics all process and manufacturing technology, material and data and provide access to regulatory filings sufficient to enable IntraBiotics to produce its requirements of such Bulk Licensed Compound. In addition, BioSearch shall provide a right of reference and access to appropriate regulatory filings for the manufacture of such Bulk Licensed Compound to IntraBiotics.

         7.3 PROCESS DEVELOPMENT, MANUFACTURING APPROVALS. BioSearch will use [*] efforts to develop a process for the manufacture of Bulk Licensed Compounds according to the specifications therefor and to scale up that process to a scale sufficient to manufacture and supply IntraBiotics' anticipated requirements for clinical and commercial supply of Licensed Products. BioSearch will use [*] efforts to make necessary filings to obtain, or to cause a Third Party manufacturer of Bulk Licensed Compounds to make necessary filings to obtain, Regulatory Approval for the manufacture of Bulk Licensed Compounds as part of the approval of a Drug Approval Application for each Licensed Product in the Field and in the Territory.

         7.4 SPECIFICATIONS. The current specifications for Bulk Licensed Compound are attached to this Agreement in Exhibit 7.4. Either Party may at any time during the term of this Agreement propose to the other Party changes to the specifications for Bulk Licensed Compound. The Parties may during the term of this Agreement modify the specifications for Bulk Licensed Compound if regulatory authorities within the Territory recommend or require changes thereto, or if one Party submits a proposal for changing such specifications to the other Party and the other Party agrees to such changes. Either Party shall give prior notice to the other of any changes in the specifications for Bulk Licensed Compound that are recommended or required by the regulatory authorities within the Territory. Any material changes to the specifications for Bulk Licensed Compound may not be made without prior written consent of both Parties. Notwithstanding the previous sentence, both Parties shall use their [*] efforts to implement changes in the specifications which are required by the regulatory authorities within the Territory unless both Parties agree to the contrary in writing. At the request of IntraBiotics, BioSearch shall arrange for IntraBiotics' designated representatives to inspect and visit from time to time the facilities at which Bulk Licensed Compound is manufactured, stored or tested for the purpose of determining that the manufacture of Bulk Licensed Compound complies with the requirements of this Agreement. Such inspections shall occur during regular business hours upon reasonable notice.

         7.5 FORECASTING. IntraBiotics will provide BioSearch with rolling forecasts of its expected requirements of Bulk Licensed Compound over the [*] following the Effective Date on a [*] basis. Such forecasts shall set forth (i) IntraBiotics' actual requirements for Bulk Licensed Compound for the following [*], which portion of the forecast shall be binding and serve as an order for Bulk Licensed Compound, and (ii) IntraBiotics' best estimate of its requirements for

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                                      13.
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the following [*] quarters. In no event shall BioSearch be required to deliver more Bulk Licensed Compound in any given quarter than was estimated for such quarter in the last [*] applicable forecasts. In addition, except with the written consent of BioSearch, IntraBiotics may not increase its forecast of any material requirements in a particular calendar quarter by more than [* ] of its forecast for such quarter as set forth in the immediately preceding forecast for such quarter. However, BioSearch shall use [*] efforts to supply any additional quantities requested by IntraBiotics in excess of the amounts previously forecasted by IntraBiotics, it being recognized that substantial increases in production levels may require significant advance notice.

         7.6 SHIPMENT OF BULK LICENSED COMPOUND. BioSearch shall ship Bulk Licensed Compound it manufactures for IntraBiotics pursuant to this Article 7 to location(s) designated by IntraBiotics by such method and carrier as IntraBiotics shall request. Unless otherwise agreed by the Parties, all shipments of Bulk Licensed Compound by BioSearch shall be [*] to a mutually agreed delivery site within the Territory. BioSearch shall use [*] efforts to deliver Bulk Licensed Compound on the dates specified by IntraBiotics. BioSearch will bear all transportation expenses for the delivery of material to IntraBiotics, and shall bear all risk of loss of any material following shipment from the place of manufacture until delivered to IntraBiotics.

         7.7 INVOICES. BioSearch will invoice IntraBiotics for each batch of material supplied to IntraBiotics under this Article 7 and accepted by IntraBiotics as provided in Section 7.8. IntraBiotics shall pay such invoices within [*] after its receipt thereof.

         7.8 ACCEPTANCE. Upon receipt of a shipment of Bulk Licensed Compound from BioSearch, IntraBiotics may determine whether such shipment meets the specifications. IntraBiotics shall notify BioSearch in writing promptly if such Bulk Licensed Compound manufactured by BioSearch fails to meet the specifications therefor. If BioSearch has not received such written notice within [*] after such material has been received by IntraBiotics, then such shall be deemed to have met the specifications. Upon receipt of any such written notice of non-conformance, BioSearch shall either acknowledge that the subject Bulk Licensed Compound does not meet the specifications or resample the lot or batch in question and have said samples tested by an independent laboratory acceptable to IntraBiotics. If such independent laboratory determines that such samples fail to meet the specifications, then BioSearch shall at IntraBiotics option either replace the non-conforming Bulk Licensed Compound at no additional cost as soon as reasonably possible or refund IntraBiotics' payments for such non-conforming materials.

         7.9 TRANSFER PRICE FOR CLINICAL SUPPLY. Prior to receipt of Regulatory Approval of the Licensed Product in the Territory, IntraBiotics will purchase clinical supplies of Bulk Licensed Compound at a price (the "Transfer Price") equal to [*] for such Bulk Licensed Compound.

         7.10 MANUFACTURING REPORTS. The reports that BioSearch shall provide to IntraBiotics pursuant to Section 2.4 shall include a summary of BioSearch's efforts to scale up the manufacturing process for Bulk Licensed Compound pursuant to Section 2.3.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      14.
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         7.11 RETENTION OF BACK-UP SUPPLY OF BULK LICENSED COMPOUND. To help protect against interruptions in supply of Bulk Licensed Compounds pursuant to this Article 7, BioSearch shall retain under appropriate conditions a [*] supply of Bulk Licensed Compound at all times after the parties commence production of Licensed Products for commercial launch. IntraBiotics shall notify BioSearch at least [*] prior to commencement of commercial scale manufacture of Bulk Licensed Compound of the amount of Bulk Licensed Compound that constitutes a [*] supply for the purpose of this Section 7.11 (the "Retained Amount"). IntraBiotics may re-establish the Retained Amount from time to time as necessary or desirable in view of its good faith estimate of its requirements for Bulk Licensed Compounds during the remainder of the term of this Agreement.

         7.12 DISCUSSIONS REGARDING LONG TERM SUPPLY CAPACITY. The parties acknowledge that IntraBiotics will gain knowledge regarding the potential market for Licensed Products in the Field and in the Territory as the development of Licensed Products progresses. Accordingly, it is possible that IntraBiotics' full commercial requirements for Bulk Licensed Compounds either upon commercial launch of Licensed Products or thereafter may exceed the capacity at BioSearch's manufacturing facility therefor. If at any time IntraBiotics' good faith estimate of the market for Licensed Products indicates that BioSearch's current manufacturing facility may not have sufficient capacity for manufacturing IntraBiotics' requirements for Bulk Licensed Compound over the term of this Agreement, then IntraBiotics and BioSearch shall discuss in good faith acceptable mechanisms for any such actual or potential inability of BioSearch to supply IntraBiotics' requirements, which may include without limitation for the establishment of a second manufacturing site by BioSearch. If the parties do not agree on such mechanisms for assuring sufficient supply of Bulk Licensed Compound and appropriate amendments to this Agreement implementing such mechanisms, then IntraBiotics may elect to establish a second manufacturing site as provided in Section 7.2 or to pursue other remedies available to it under law or in equity or under this Agreement.

                                    ARTICLE 8

               SUPPLY PRICE PAYMENTS; PAYMENT PROCEDURES; RECORDS

         8.1 SUPPLY OBLIGATION; DURATION. During the term of this Agreement, IntraBiotics shall purchase all of its requirements for Bulk Licensed Compound from BioSearch, subject to Section 7.2. The price for commercial supply to IntraBiotics of all Bulk Licensed Compound manufactured by BioSearch shall be as provided in Section 8.2.

         8.2      SUPPLY PRICE.

                  (a) IntraBiotics will pay to BioSearch a price for commercial supply of Bulk Licensed Compounds by BioSearch (a "Supply Price") that will have two components, a transfer price (the "Transfer Price") and a royalty payment (the "Royalty"). The Transfer Price will be equal to the greater of (i) [*], or
(ii) [*] of Bulk Licensed Compound. Subject to Section 8.2(b), the Royalty will be equal to [*] subject to the following adjustment: if the Transfer Price exceeds [*] of Licensed Products, then the Royalty will be reduced by [*] of the amount by

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                                      15.
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which the Transfer Price exceeds [*]. Any royalties due to Third Parties with respect to the manufacture, use, sale, offer for sale or import of Licensed Products in the Field and in the Territory shall be borne solely by BioSearch.

                  (b) If a generic form of a Licensed Product is introduced by a Third Party in any country in the Territory in which the manufacture, use, sale, offer for sale and import of a Licensed Product by a Third Party would not infringe a Valid Claim of a BioSearch Patent, then the Royalty portion of the Supply Price due to BioSearch pursuant to Section 8.2(a) shall be reduced to [*] in such country.

                  (c) In the event that the sum of the Supply Price payments due to BioSearch pursuant to Sections 8.2(a) and (b), and the costs incurred by IntraBiotics or its sublicensee in manufacturing Licensed Product from Bulk Licensed Compound supplied by BioSearch and performing labeling and packaging of such Licensed Products (such sum referenced herein as "Total Costs") is greater than [*] for more than [*] consecutive calendar quarters, then the Parties shall, promptly after request by IntraBiotics, meet and discuss in good faith an appropriate mechanism to reduce the Total Costs. If the Parties do not agree upon such an appropriate mechanism within [*] after IntraBiotics requests a meeting pursuant to this Section 8.2(c), then IntraBiotics may elect to manufacture or have manufactured by a Third Party its requirements of Bulk Licensed Compound and thereafter pay to BioSearch a royalty equal to the average Royalty portion of the Supply Price due to BioSearch pursuant to Sections 8.2(a) and (b) during the [*] immediately preceding IntraBiotics' request for a meeting pursuant to this Section 8.2(c), notwithstanding Sections 7.2, 8.2(a) or 8.2(b).

         8.3 SALES BY SUBLICENSEES. If IntraBiotics grants a sublicense under the rights granted to it pursuant to Section 5, then such sublicense shall include an obligation for the sublicensee to account for and report its Net Sales of such Licensed Products on the same basis as if such sales were Net Sales by IntraBiotics, and IntraBiotics shall pay the Supply Price to BioSearch on such sales as if the Net Sales of the sublicensee were Net Sales of IntraBiotics.

         8.4 TRANSFER PRICE PAYMENTS, ROYALTY PAYMENTS AND SUBLICENSE REVENUE PAYMENTS.

                  (a) BioSearch shall invoice IntraBiotics for Bulk Licensed Compound supplied at an estimated transfer price equal to [*] of Bulk Licensed Compound. IntraBiotics shall pay for such material at such estimated transfer price within [*] of the invoice date. IntraBiotics will deliver a report showing in detail its calculation of the Net Sales of any Licensed Products during a given calendar quarter to BioSearch within [*] following the end of each calendar quarter and [*] following the end of each calendar year for which Transfer Price payments are due from IntraBiotics. Any differences between the total estimated transfer price payments made and the actual Transfer Price payments due to BioSearch pursuant to Section 8.2 for any quarter shall be reconciled within [*] following the delivery of such quarterly report.

                  (b) IntraBiotics will deliver a report showing in detail its calculation of the Net Sales of any Licensed Products during a given calendar quarter to BioSearch within [*]

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                                      16.
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following the end of each calendar quarter and [*] following the end of each calendar year for which Royalty or other royalty payments are due from IntraBiotics. IntraBiotics shall pay the Royalty or other royalty due on Net Sales for the calendar quarter covered by a given report under this Section 8.4(b) within [*] after IntraBiotics provides such report to BioSearch.

                  (c) IntraBiotics will deliver a report showing in detail its calculation of the Net Sales of any Licensed Products received by IntraBiotics from its sublicensees during a given calendar quarter to BioSearch within [*] following the end of each calendar quarter and [*] following the end of each calendar year for which payments are due from IntraBiotics to BioSearch thereon. IntraBiotics shall pay the amounts due to BioSearch on Net Sales by IntraBiotics' sublicensees pursuant to Section 8.2 and 8.3 for a given calendar quarter covered by such reports within [*] after IntraBiotics provides such report to BioSearch.

         8.5 EXCHANGE RATE: MANNER AND PLACE OF PAYMENT. All amounts paid to BioSearch hereunder shall be paid in United States currency. Net Sales shall be accounted for on a monthly basis in U.S. Dollars for each month on the last banking day of such month. All payments due to BioSearch under this Agreement shall be made by wire transfer at a bank and to an account designated by BioSearch, unless otherwise specified by BioSearch.

         8.6 LATE PAYMENTS. In the event that any payment due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of [* ] per month; provided that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit any Party from exercising any other rights it may have as a consequence of the lateness of the payment.

         8.7 RECORD KEEPING. During the term of this Agreement, IntraBiotics shall keep full and accurate books and records setting forth, for the Licensed Product on which Supply Price payments are due, including gross sales, all deductions allowed in arriving at Net Sales and any other information necessary and in sufficient detail to allow the calculation of Supply Price payments to be paid by IntraBiotics. During the term of this Agreement and for a period of three (3) years thereafter, IntraBiotics shall permit BioSearch, at BioSearch's expense, by independent certified public accountants employed by BioSearch and reasonably acceptable to IntraBiotics, to examine relevant books and records at any reasonable time, not more often than once each calendar year, within five (5) years of the payment of such Supply Price. If it is determined that there was an underpayment of Supply Price due BioSearch of [* ] or more, without prejudice to any other rights BioSearch may have, IntraBiotics shall promptly pay to BioSearch the balance of the amounts due and shall also reimburse BioSearch for the cost of such verification examination.

         8.8 TAX AND WITHHOLDINGS. Any withholding taxes levied by tax authorities in the Territory on the payments hereunder shall be borne by BioSearch and deducted by IntraBiotics from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of BioSearch. In such event, IntraBiotics shall deliver to BioSearch evidence of the payment of such taxes. IntraBiotics agrees to cooperate with BioSearch in the event BioSearch claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                    ARTICLE 9

                                 CONFIDENTIALITY

         9.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement, or any provisions of this Agreement that are the subject of an effective order of the Securities Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, "Confidential Information"), except to the extent that it can be established by the receiving Party that such Confidential Information:

                  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

                  (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

         9.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures (for example in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its [*] to secure confidential treatment of such Confidential Information required to be disclosed. In addition, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as those of this Article 9, Confidential Information to any Third Party for the purpose of carrying out activities authorized under this Agreement, including disclosures to authorized sublicensees, and subject to Sections 2.5 and 2.6 disclosures by BioSearch for purposes of the development and commercialization of products other than Licensed Products anywhere in the world outside of the Field, and of Licensed Products either outside of the Field and within the Territory, or within the Field and outside of the Territory. Nothing in this Article 9 shall restrict any Party from using for any purpose any Information developed by it during the course of the

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                                      18.
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collaboration hereunder. BioSearch acknowledges that if IntraBiotics files a registration statement covering the sale of its securities in the United States, it will be required to file a copy of this Agreement with its public disclosure statement. IntraBiotics agrees to seek confidential treatment of at least the economic terms of this Agreement with respect to any such filing.

         9.3 SURVIVAL. This Article 9 shall survive the termination or expiration of this Agreement for a period of five (5) years.

         9.4 TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes the Confidentiality Agreement between BioSearch and IntraBiotics dated May 23, 1997. All Information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this
Article 9, and shall be included within the definitions of BioSearch Know-how and IntraBiotics Know-how.

         9.5 PUBLICATIONS. Except as required by law, each Party agrees that it shall not publish or present Information relating to the Licensed Compound or to products containing the Licensed Compound without providing to the other Party the opportunity for prior review of such publication or presentation. The Party desiring to publish or present such Information (the "Proposing Party") shall provide to the other Party the opportunity to review such proposed publication or presentation (including information to be presented verbally) as early as reasonably practical, but not later than twenty (20) days prior to the anticipated date of submission or disclosure to a Third Party. The Party reviewing such publication or presentation shall respond to the Proposing Party with comments thereon within ten (10) days of receiving such materials from the Proposing Party. The Proposing Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party consents, which agreement shall not be unreasonably withheld.

                                   ARTICLE 10

              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

         10.1 OWNERSHIP. Each Party shall solely own, and it alone shall have the right to apply for, Patents within and outside of the Territory for any inventions made solely by that Party's employees or consultants in the course of performing work under this Agreement. Inventions made jointly by personnel of BioSearch and IntraBiotics shall be jointly owned by the Parties, subject to the licenses granted to IntraBiotics pursuant to Article 5.

         10.2 DISCLOSURE OF PATENTABLE INVENTIONS. Each Party shall provide to the other any patent application disclosing an invention relating to Licensed Products within the Field arising during the term of this Agreement. Such patent applications disclosing inventions made solely by a Party shall be provided to the other Party promptly after submission of such application to a governmental Patent authority, which shall in no event be later than [*] days after the date the disclosure was submitted. Any such patent applications disclosing inventions made jointly by the Parties shall be provided by BioSearch to IntraBiotics reasonably in advance of the intended date for submission of such application to a governmental Patent authority.

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         10.3     PATENT FILINGS.

                  (a) BIOSEARCH RESPONSIBILITIES. BioSearch shall prepare, file, prosecute and maintain Patents to cover inventions relating to the discovery, evaluation, manufacture, use or sale of Licensed Products that are made solely by BioSearch personnel (all of which shall be included in BioSearch Patents) or that are made jointly by personnel of BioSearch and IntraBiotics in the course of the collaboration ("Joint Patents," all of which shall be included in both the BioSearch Patents and IntraBiotics Patents). BioSearch shall keep IntraBiotics informed of the status of each BioSearch Patent and Joint Patent and shall give reasonable consideration to any suggestions or recommendations of IntraBiotics concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all BioSearch Patents and Joint Patents under this Section 10.3(a) and shall share all material Information relating thereto promptly after receipt of such Information. If, during the term of this Agreement, BioSearch intends to allow any issued BioSearch Patent or Joint Patent to which IntraBiotics has a license under this Agreement to expire for failure to make maintenance fee payments, BioSearch shall notify IntraBiotics of such intention at least [*] prior to the date upon which such issued BioSearch Patent or Joint Patent shall expire, and IntraBiotics shall thereupon have the right, but not the obligation, to assume responsibility for the maintenance thereof.

                  (b) INTRABIOTICS RESPONSIBILITIES. IntraBiotics shall file, prosecute and maintain Patents to cover inventions relating to the discovery, evaluation, manufacture, use or sale of Licensed Products that are made solely by IntraBiotics personnel (all of which shall be included in IntraBiotics Patents). IntraBiotics shall keep BioSearch informed of the status of each IntraBiotics Patent and shall give reasonable consideration to any suggestions or recommendations of BioSearch concerning the preparation, filing, prosecution and maintenance thereof. The Parties shall cooperate reasonably in the prosecution of all IntraBiotics Patents under this Section 10.3(b) and shall share all material Information relating thereto promptly after receipt of such Information. If, during the term of this Agreement, IntraBiotics intends to allow any issued IntraBiotics Patent to which BioSearch has a license under this Agreement to expire for failure to make maintenance fee payments, IntraBiotics shall notify BioSearch of such intention at least [*] prior to the date upon which such IntraBiotics Patent shall expire, and BioSearch shall thereupon have the right, but not the obligation, to assume responsibility for the maintenance thereof.

         10.4 THIRD PARTY PATENT RIGHTS. No Party makes any warranty with respect to the validity, perfection or dominance of any Patent or other proprietary right or with respect to the absence of rights in Third Parties which may be infringed by the manufacture or sale of the Licensed Product. Each Party agrees to bring to the attention of the other Party any patent or patent application it discovers, or has discovered, and which relates to the subject matter of this Agreement.

         10.5     ENFORCEMENT RIGHTS.

                  (a) INFRINGEMENT BY THIRD PARTIES. If any BioSearch Patent or IntraBiotics Patent is infringed by a Third Party in the Territory in connection with the manufacture, import,

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use, sale or offer for sale of a product competitive with a Licensed Product
("Competitive Product Infringement"), the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. IntraBiotics shall have the primary right, but not the obligation, to institute, prosecute or control any action or proceeding with respect to such infringement of a BioSearch Patent (including Joint Patents) within the Field and within the Territory, or of an IntraBiotics Patent other than a Joint Patent anywhere in the world both within and outside of the Field, by counsel of its own choice. BioSearch shall have the right to participate in such action and to be represented by counsel of its own choice. BioSearch shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of BioSearch Patents (including Joint Patents) occurring within the Territory that is outside of the Field, or occurring anywhere else in the world both within and outside of the Field, by counsel of its own choice. Solely within the Territory with respect to BioSearch Patents other than Joint Patents and anywhere in the world with respect to Joint Patents, IntraBiotics shall have the right to participate in such action brought by BioSearch pursuant to the foregoing sentence and to be represented by counsel of its own choice therein. If the Party primarily responsible for bringing suit under this Section 10.5(a) (the "Responsible Party") fails to bring an action or proceeding within a period of ninety (90) days after having knowledge of that infringement, then, solely with respect to infringement occurring inside the Field and inside the Territory with respect to infringement of patents other than Joint Patents and anywhere in the world with respect to infringement of Joint Patents, the other Party shall have the right to bring and control any such action by counsel of its own choice, and the Responsible Party shall have the right to participate in such action and be represented by counsel of its own choice. If a Responsible Party brings any such action or proceeding hereunder, the other Party agrees to be joined as a party plaintiff and to give the Responsible Party reasonable assistance and authority to control, file and prosecute the suit as necessary. The costs and expenses of the Party bringing suit under this Section (including the internal costs and expenses specifically attributable to said suit) shall be reimbursed first out of any damages or other monetary awards recovered in favor of the Parties. Any remaining damages shall be split fifty percent (50%) to BioSearch and fifty percent (50%) to IntraBiotics. No settlement or consent judgment or other voluntary final disposition of a suit under this
Section 10.5(a) may be entered into without the joint consent of BioSearch and IntraBiotics.

                  (b) DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS AGAINST LICENSED PRODUCTS. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, import, use, sale or offer for sale of any Licensed Product, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim and the related facts in reasonable detail. Defense of any such claim in the Field and in the Territory shall be controlled by IntraBiotics; provided that BioSearch shall have the right to participate in such defense and to be represented in any such action by counsel of its selection at its sole discretion. IntraBiotics shall also have the right to control settlement of such claim with respect to a Licensed Product in the Field and in the Territory; PROVIDED, HOWEVER, that no settlement shall be entered into without the written consent of BioSearch, which consent shall not be withheld unreasonably.

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                  (c) ALLOCATION OF EXPENSES INCURRED PURSUANT TO SECTION
10.5(b). The expenses of patent defense, settlement and judgments pursuant to
Section 10.5(b) with respect to the Licensed Products shall be borne solely by IntraBiotics, except as provided in Section 10.5(d).

                  (d) SETTLEMENT OF THIRD PARTY CLAIMS FOR INFRINGEMENT; PAYMENT OF THIRD PARTY ROYALTIES. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, use, sale, offer for sale or import of any Licensed Product, and as a result of settlement procedures or litigation under this Section 10.5, IntraBiotics is required to pay the Third Party a royalty or make any payment of any kind for the right to sell a Licensed Product in a particular country, such expense shall be borne by BioSearch as set forth in Section 8.2.

                  (e) AGREEMENT OF PRIMARILY RESPONSIBLE PARTY. Notwithstanding the provisions of Section 10.5(a), neither Party shall file and prosecute an action for infringement of a Patent for which the other Party has the primary responsibility to file and prosecute such action, and pursuant to which that other Party having primary responsibility has commenced and is prosecuting at least one such action for infringement of said Patent, without the agreement of that other Party, which agreement shall not be unreasonably withheld.

         10.6 PATENT MARKING. IntraBiotics shall mark Licensed Products with appropriate patent numbers or indicia as necessary to maintain the enforceability of BioSearch Patents, Joint Patents and IntraBiotics Patents.

         10.7 TRADEMARKS.

                  (a) PRODUCT TRADEMARKS. Subject to section 10.7(c), IntraBiotics shall select, prosecute applications for, register, maintain and enforce the trademark for Licensed Products in the Territory, at IntraBiotics' sole expense. All uses of a trademark(s) to identify a Licensed Product shall comply with all applicable laws and regulations, including without limitation those laws and regulations particularly applying to the proper use and designation of trademarks.

                  (b) INFRINGEMENT. Each Party shall notify the other Party promptly upon learning of any actual, alleged or threatened infringement of the trademark for Licensed Product in the Field and in the Territory or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses. The parties shall confer regarding the appropriate steps necessary or useful to protect, enforce and maintain such trademark. IntraBiotics shall make the final decision of whether and how to defend the trademark.

                  (c) TRADEMARK LICENSE. If IntraBiotics so requests, BioSearch shall grant to IntraBiotics a fully paid license to use any trademarks owned or Controlled by BioSearch under which BioSearch sells and markets products containing the Licensed Compound (the "BioSearch Marks") solely in connection with IntraBiotics' Commercialization of Licensed Products in the Field and in the Territory pursuant to this Agreement. IntraBiotics may sublicense such rights under the BioSearch Marks only in connection with a sublicense under the rights granted to IntraBiotics pursuant to Section 5.

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         10.8 TRADE SECRETS. The parties each acknowledge that BioSearch maintains certain technology useful for the manufacture of the Bulk Licensed Compound as a trade secret and that accordingly BioSearch has chosen not to seek patent protection on such technology. BioSearch hereby agrees that it shall use [*] efforts to maintain such technology as a trade secret (unless and until BioSearch files a patent application claiming such technology), including without limitation (i) disclosing such technology to third parties only under an obligation of confidentiality and non-use with respect thereto comparable in scope to the confidentiality and non-use obligations set forth in Article 9 with respect to Confidential Information, (ii) not disclosing any trade secrets in any public presentation or publication and (iii) employing other mechanisms typically used in the pharmaceutical industry to protect trade secrets of similar nature.

                                   ARTICLE 11

                              TERM AND TERMINATION

         11.1 TERM. Except as otherwise provided herein, the term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, shall expire upon the later of (i) the date upon which the last to expire of the BioSearch Patents and the IntraBiotics Patents covering the manufacture, use, sale, offer for sale or import of Licensed Products in the Field and in the Territory expires, or (ii) ten (10) years after first commercial sale of a Licensed Product by IntraBiotics in the Field and in the Territory. After expiration of this Agreement pursuant to this Section 11.1, IntraBiotics' license under the BioSearch Know-how shall remain in full force and effect and IntraBiotics may thereafter continue to sell Licensed Products in the Field and in the Territory on a royalty-free basis.

         11.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement upon [*] written notice upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not cured such breach within the [*] period following written notice of termination by the other Party.

         11.3 OTHER TERMINATION BY INTRABIOTICS. IntraBiotics may terminate this Agreement, [*], at will at any time prior to the first Regulatory Approval of Licensed Products in the Territory, effective upon [*] advance written notice to BioSearch. After IntraBiotics notifies BioSearch of any such termination, no milestone payments that would otherwise become payable with respect to a Licensed Product in the country or countries with respect to which IntraBiotics has so terminated this Agreement shall become payable to BioSearch.

         11.4 EFFECT OF TERMINATION.

                  (a) Upon termination of this Agreement by BioSearch for IntraBiotics' material breach pursuant to Section 11.2 or by IntraBiotics pursuant to Section 11.3, all rights and licenses granted to IntraBiotics with respect to the Licensed Product under Article 5 shall terminate. Furthermore, upon termination by BioSearch pursuant to Section 11.2 or by IntraBiotics pursuant to Section 11.3, IntraBiotics shall pay all sums accrued hereunder which are then due (except as expressly otherwise provided in this Agreement), and IntraBiotics shall

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promptly assign to BioSearch all right, title and interest in and to any regulatory filings in the Territory pertaining to Licensed Products and shall deliver to BioSearch any IntraBiotics Information necessary to obtain the Regulatory Approval of Licensed Products in the Territory which has not been obtained as of the date of termination. If this Agreement is terminated by BioSearch pursuant to Section 11.2 or by IntraBiotics pursuant to Section 11.3, IntraBiotics shall return to BioSearch, or at BioSearch' request destroy, all BioSearch Information and any other Confidential Information relating to the Licensed Compound or Licensed Products, and any Bulk Licensed Compound supplied by BioSearch for clinical development or commercial distribution. Additionally, if BioSearch terminates this Agreement pursuant to Section 11.2 or IntraBiotics terminates this Agreement pursuant to Section 11.3, the license granted in
Section 5.2 shall automatically become, without any further action by IntraBiotics, an exclusive, worldwide, royalty-free license under the IntraBiotics Patents and Joint Patents to make, have made, use, import, offer, sell, offer for sale and have sold the Licensed Compound and pharmaceutical products containing the Licensed Compound (including without limitation Licensed Products) for any and all uses.

                  (b) Upon termination of this Agreement by IntraBiotics for BioSearch's material breach pursuant to Section 11.2, all licenses granted to IntraBiotics shall survive, subject to the payment of a royalty to BioSearch equal to [*] of Licensed Products by BioSearch, its Affiliates or sublicensees, [*]. The provisions of Sections 8.4 through 8.8 shall apply with respect to any such royalties payable under this Section 11.4(b). If BioSearch is manufacturing Licensed Bulk Compound at the time of any termination by IntraBiotics of this Agreement for BioSearch's material breach, BioSearch shall continue to provide for manufacture of Bulk Licensed Compound to the extent provided prior to notice of such termination until such time as IntraBiotics is able to secure an equivalent alternative commercial manufacturing source for the Territory, as requested by IntraBiotics; PROVIDED, HOWEVER, that IntraBiotics shall pay to BioSearch its Cost of Goods Sold for such Bulk Licensed Compound plus an additional [* ] thereof. Further, upon IntraBiotics' request, BioSearch shall provide such technical assistance as needed by IntraBiotics to commence manufacture of Bulk Licensed Compound, at BioSearch's cost.

         11.5 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination of this Agreement shall not affect any accrued rights and remedies of either Party. Additionally, the terms of Article 9 of this Agreement shall survive five (5) years after termination or expiration of this Agreement and Sections 10.2 through 10.8, 11.4, 11.5 and Articles 7 (solely to the extent required to effect the intent of Section 11.4, if applicable), 8 (solely to the extent required to effect the intent of Section 11.4, if applicable), 12, 13 and 14 of this Agreement shall survive any termination or expiration of this Agreement.

                                   ARTICLE 12

                         REPRESENTATIONS AND WARRANTIES

         12.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants:

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                  (a) CORPORATE POWER. Such Party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) DUE AUTHORIZATION. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Such Party has not, and during the term of the Agreement will not, grant any right to any Third Party with respect to its Patents or Know-how that would conflict with the rights granted to the other Party hereunder.

         12.2 REPRESENTATIONS BY BIOSEARCH REGARDING MANUFACTURE OF BULK LICENSED COMPOUNDS. BioSearch hereby warrants that the Bulk Licensed Compound supplied hereunder will:

                  (a) comply with the specifications then in effect for Bulk Licensed Compound;

                  (b) be manufactured, stored and shipped in compliance with all applicable regional, federal, state and local laws and governmental regulations, including without limitation the applicable current Good Manufacturing Practices regulations;

                  (c) when shipped, will not be adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder; and

                  (d) be manufactured in accordance with all applicable laws and governmental rules and regulations.

         12.3 OTHER REPRESENTATIONS BY BIOSEARCH. BioSearch further represents and warrants to IntraBiotics that:

                  (a) to the best of BioSearch's knowledge on the Effective Date, there are no interferences or oppositions pending before any court or administrative office or agency relating the BioSearch Patents;

                  (b) BioSearch has provided to IntraBiotics access to all clinical records which describe all adverse event reports relating to Licensed Products; and

                  (c) BioSearch owns all right, title and interest in and to the Original IND, and BioSearch owns or controls all rights necessary to grant the rights BioSearch purports to grant to IntraBiotics pursuant to this Agreement; and

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  (d) as of the Effective Date, BioSearch has not received any notices of infringement or any written communications relating in any way to a possible infringement with respect to the Licensed Compound or Licensed Products in the Field, and is not aware that the practice of the BioSearch Patents and BioSearch Know-how as contemplated by this Agreement will involve any infringement or unauthorized use of any intellectual property rights of any Third Party.

         12.4 DISCLAIMER OF WARRANTIES. The Parties understand that the activities to be undertaken pursuant to this Agreement will involve technologies and products that have not been approved by any regulatory authority and that neither Party guarantees the safety or usefulness of the Licensed Products. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 13

                                 INDEMNIFICATION

         13.1 INDEMNIFICATION BY BIOSEARCH. BioSearch hereby agrees to indemnify, hold harmless and defend IntraBiotics against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts IntraBiotics becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims result from (i) BioSearch's negligence, (ii) BioSearch's breach or alleged breach of any representation or warranty by BioSearch or of any other provision of this Agreement, or (iii) the possession, manufacture, use, handling, storage, sale or other disposition of Bulk Licensed Compound or of products containing the Licensed Compound by BioSearch, its agents or licensees or sublicensees (other than IntraBiotics), except to the extent such claim or claims arise from the negligence, recklessness or willful misconduct of IntraBiotics or any breach of any representation or warranty of IntraBiotics made pursuant to Section 12; provided that IntraBiotics provides BioSearch with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of IntraBiotics) and settle any such claim.

         13.2 INDEMNIFICATION BY INTRABIOTICS. IntraBiotics hereby agrees to indemnify, hold harmless and defend BioSearch against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts BioSearch becomes legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims arise out of (i) IntraBiotics' negligence, recklessness or willful misconduct, (ii) IntraBiotics' breach or alleged breach of any representation or warranty by IntraBiotics or of any other provision of this Agreement, (iii) the possession, final manufacture, use, sale or administration of Licensed Products by IntraBiotics or IntraBiotics' Affiliates, licensees or sublicensees, except to the extent such claim or claims arise from the negligence, recklessness or willful misconduct of BioSearch

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or any breach of any representation or warranty of BioSearch made pursuant to
Section 12; provided that BioSearch provides IntraBiotics with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of BioSearch) or settle any such claim, and provided further that such indemnities shall not apply to losses resulting from BioSearch matters covered under Section 13.1 above.

         13.3 MECHANICS. In the event that the parties cannot agree as to the application of Sections 13.1 and 13.2 above to any particular loss or claim, the parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 13.1 and
13.2 above upon resolution of the underlying claim, notwithstanding the provisions of Sections 13.1 and 13.2 above requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 ASSIGNMENT.

                  (a) Either Party may assign any of its rights or obligations under this Agreement to any Affiliates; PROVIDED, HOWEVER, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, and further provided that if a proposed assignment would have an adverse financial impact upon the other Party (e.g., by reason of changed tax treatment of payments due under this Agreement), such assignment shall be subject to the other Party's prior written consent.

                  (b) This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

                  (c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

         14.2 DISPUTE RESOLUTION.

                  (a) The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 if and when a dispute arises under this Agreement.

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         Unless otherwise specifically recited in this Agreement, disputes among the Parties will be resolved by reference first to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within [*] after such notice is received. Said designated officers are as follows:

         For IntraBiotics:          Chief Executive Officer

         For BioSearch:             President

         In the event the designated executive officers are not able to resolve such dispute, either Party may at anytime after the [*] period seek to resolve the dispute through the means provided in Section 14.2(b).

                           (b) Any claim or  controversy  arising out of or
related to this Agreement or any breach hereof that is not resolved by the designated officers as provided in this Agreement shall be resolved solely and exclusively by final and binding arbitration held in New York, New York, U.S.A. conducted by JAMS/Endispute, according to the then existing rules of JAMS/Endispute. The arbitrator(s) selected shall have significant experience in the biotechnology or pharmaceutical industry, and in conducting such proceeding shall apply the substantive law of the State of New York as provided in Section 14.6, except that the interpretation of and enforcement of this Section shall be governed by the Federal Arbitration Act. Any arbitration proceeding conducting pursuant to this Section 14.2(b) shall take place in the city of New York, NY, USA. Any award made by such arbitrator(s) shall be final and binding upon the parties and a judgment of a court having jurisdiction may be entered on such award. Notwithstanding the foregoing, disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued.

         14.3 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, earthquake, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

         14.4 COMPLIANCE WITH LAW. Each Party hereto shall comply with all applicable laws, rules, ordinances, guidelines, consent decrees and regulations of any applicable federal, state or other governmental authority.

         14.5 EXPORT LAW COMPLIANCE. IntraBiotics understands and recognizes that the Licensed Product and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of chemical compounds and medical devices.

         14.6 GOVERNING LAW. This Agreement is deemed to have been entered into in the State of Delaware, United States of America, as applied to contracts entered into and performed

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entirely in Delaware by Delaware residents and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Delaware.

         14.7 ENTIRE AGREEMENT. This Agreement, including all Exhibits attached hereto, and all documents delivered concurrently herewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. No subsequent alteration, amendment, change or addition to this Agreement, shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

         14.8 RELATIONSHIP OF THE PARTIES. Nothing hereunder shall be deemed to authorize either Party to act for, represent or bind the other except as expressly provided in this Agreement.

         14.9 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

         If to BioSearch,
         addressed to:             BIOSEARCH ITALIA S.P.A.
                                   Via Lepetit, 34
                                   21040 Gerenzano, Italy
                                   Attention:        President
                                   Telephone:        39.2.96474.341
                                   Telecopy:         39.2.96474.400
         If to IntraBiotics,
         addressed to:             INTRABIOTICS PHARMACEUTICALS INC.
                                   1245 Terra Bella Avenue
                                   Mountain View, CA 94043
                                   Attention:        Chief Executive Officer
                                   Telephone:        (650) 526-6800
                                   Telecopy:         (650) 969-0663

         With copy to:             COOLEY GODWARD LLP
                                   Five Palo Alto Square
                                   3000 El Camino Real
                                   Palo Alto, CA  94306-2155
                                   Attention:  Robert L. Jones, Esq.
                                   Telephone:        (650) 843-5000
                                   Telecopy:         (650) 857-0663

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         14.10 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

         14.11 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

         14.12 OFFICIAL LANGUAGE. The official text of this Agreement and any appendices, exhibits and schedules hereto, or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

         14.13 HEADINGS. The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

         14.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

INTRABIOTICS PHARMACEUTICALS, INC.            BIOSEARCH ITALIA, S.P.A.



By:      /s/ Kenneth J. Kelley                By:/s/ Francesco Parenti
   -------------------------------               -------------------------------

Title:   President and CEO                    Title:   President
      ----------------------------                  ----------------------------

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      30.

                                   EXHIBIT 7.4

                      BULK LICENSED COMPOUND SPECIFICATIONS


TEST                                     SPECIFICATION                                   TEST METHOD
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                                                                    [ * ]
         [ * ]                           [ * ]
         [ * ]                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]
[ * ]                                    [ * ]                                           [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       i.